                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement               [ ] Confidential, for Use of the
[ ] Definitive Proxy Statement                    Commission Only (as permitted
[ ] Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    240.14a-11(c) or 240.14a-12

                            WESTERN ASSET FUNDS, INC.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

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                   WESTERN ASSET INTERMEDIATE BOND PORTFOLIO
                     A SERIES OF WESTERN ASSET FUNDS, INC.
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 10, 2005
                            ------------------------

To the Stockholders of
WESTERN ASSET INTERMEDIATE BOND PORTFOLIO:

     A special meeting of the stockholders of Western Asset Intermediate Bond Portfolio (the "Portfolio") will be held in the Board Room, Fifth Floor, 385 East Colorado Boulevard, Pasadena, California, on Tuesday, May 10, 2005 at 8:00 a.m., Pacific time, for the following purposes:

          (1) To approve a change to the Portfolio's investment objective, such that the target average modified duration of the Portfolio would be expected to range within 20% of the duration of its benchmark, the Lehman Brothers Intermediate Government/Credit Bond Index; and

          (2) To transact such other business as may properly come before the special meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 2005 as the record date for the determination of stockholders of the Portfolio entitled to receive notice of and to vote at the special meeting and any adjournment thereof.

                                           By Order of the Board of Directors

                                           Lisa G. Mrozek, Secretary

Pasadena, California
March [  ], 2005

     YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE RETURN YOUR PROXY CARD PROMPTLY. IF YOU SIGN, DATE AND RETURN THE PROXY CARD BUT GIVE NO INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED IN THE ATTACHED PROXY STATEMENT AND "FOR" OR "AGAINST" ANY OTHER MATTER ACTED UPON AT THE MEETING IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES.

                   WESTERN ASSET INTERMEDIATE BOND PORTFOLIO
                     A SERIES OF WESTERN ASSET FUNDS, INC.
                          385 EAST COLORADO BOULEVARD
                           PASADENA, CALIFORNIA 91105

                                PROXY STATEMENT

     The Board of Directors of Western Asset Funds, Inc. (the "Fund") is soliciting the accompanying proxy for use at the special meeting of stockholders of Western Asset Intermediate Bond Portfolio (the "Portfolio"), a series of the Fund, to be held on May 10, 2005 at 8:00 a.m. Pacific time (the "Special Meeting"), and at any adjournment or postponement thereof. The meeting notice, this Proxy Statement and the form of proxy are being mailed to stockholders of the Portfolio on or about April [ ], 2005.

     As described more fully below, the Portfolio's investment sub-adviser, Western Asset Management Company ("Western Asset"), has proposed a change to the Portfolio's investment objective, such that the target average modified duration of the Portfolio would be expected to range within 20% of the duration of its benchmark, the Lehman Brothers Intermediate Government/Credit Bond Index,
effective as of [          ], 2005 (the "Proposal"). Because the Portfolio's
investment objective is deemed to be "fundamental," the Investment Company Act of 1940, as amended (the "1940 Act"), requires approval of the Proposal by the Portfolio's stockholders. The Directors of the Fund have unanimously recommended approval of the Proposal by stockholders of the Portfolio.

     The close of business on March 15, 2005 (the "Record Date") has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of the Record Date, there were 61,541,699.863 shares of the Portfolio outstanding and entitled to one vote per share (and a fractional vote with respect to fractional shares) with respect to each matter to be voted on at the Special Meeting. Thirty percent (30%) of the outstanding shares of the Portfolio as of the Record Date must be represented in person or by proxy to constitute a quorum for the Special Meeting.

     Information concerning stockholders who were known to be the record owners of more than 5% of the Portfolio's shares as of the Record Date is set forth below. To the knowledge of the Fund, no Director or officer of the Fund beneficially owned shares of the Portfolio as of March 1, 2005.

                                                                              PERCENT
                                                              NUMBER OF       OF THE
NAME AND ADDRESS                                                SHARES       PORTFOLIO
----------------                                            --------------   ---------
Mac & Co. ................................................  11,301,704.341     18.36%
Mutual Funds Operations
PO Box 3198
Pittsburgh, PA 15230-3198
Western Michigan University...............................   5,304,802.785      8.62%
Investment & Endowment Management
1083 Seibert Administration Building
Kalamazoo, MI 49008-4029
State Street Corporation..................................   4,368,605.906      7.10%
FBO Edward Health Services
801 Pennsylvania Avenue, 5th Floor
Kansas City, MO 64105-1307
Wells Fargo Bank NA.......................................   4,188,288.123      6.81%
FBO Pacificare 401(k) Plan
PO Box 1533
Minneapolis, MN 55480-1533

     Each stockholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering to the Secretary of the Fund a written revocation or a properly executed proxy bearing a later date or voting in person at the Special Meeting. Any stockholder may attend the Special Meeting, whether or not he or she has previously given a proxy.

     The solicitation of proxies for the Special Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Special Meeting, additional solicitation may take place in writing or by telephone or personal interview by officers and employees of the Fund or its distributor, Legg Mason Wood Walker, Incorporated, none of whom will receive additional compensation for such services. Any expenses incurred in connection with the solicitation of proxies will be borne by the Fund.

     Approval of the Proposal requires approval by a "majority of the outstanding" shares (as defined under "Description of the Proposal" below) of the Portfolio. Abstentions will be counted as shares present for purposes of determining whether a quorum is present and will be treated as the equivalent of a negative vote for the purpose of determining whether the Proposal has been adopted. New York Stock Exchange rules generally require that, when shares are registered in street or nominee name, its member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be counted for purposes of determining a quorum, but will not be counted as having been voted on that matter and will have the effect of a negative vote on the Proposal.

     James W. Hirschmann III, Lisa G. Mrozek and Ilene S. Harker, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Mr. Hirschmann and Mses. Harker and Mrozek are each officers of the Fund. Each executed and returned proxy will be voted in accordance with the directions indicated thereon or, if no direction is indicated, such proxy will be voted in favor of the Proposal.

                          DESCRIPTION OF THE PROPOSAL

     The Directors recommend that the Portfolio's shareholders approve an amendment to the Portfolio's investment objective. Currently, the Portfolio's investment objective is the following:

     Maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for each portfolio.

As a result, the duration policy set forth in the Portfolio's prospectus forms a part of the Portfolio's investment objective. Currently, the average duration specified in the prospectus with respect to the Portfolio is 2 to 4 years. If the Proposal is approved, the Portfolio's prospectus would specify that the Portfolio's average duration would range within 20% of the duration of the Portfolio's benchmark, the Lehman Brothers Intermediate Government/Credit Bond Index.

     If the Proposal is approved, it is expected that the Portfolio's average modified duration will generally range from 2-5 years, based upon the current duration of the Portfolio's benchmark. Western Asset believes that the duration target in the Portfolio's current investment objective could, under certain circumstances, impair the portfolio management team's ability to pursue maximum total return. Western Asset believes that, by restating the Portfolio's duration target, the portfolio management team may be assisted by the enhanced flexibility in achieving the Portfolio's investment objective. If approved, the Proposal is not expected to have a material effect on the investment strategy of the Portfolio in the near term, although it may over time lead to an increase in the Portfolio's average duration.

     As used in the Portfolio's prospectus, "duration" refers to the range within which the average modified duration of the Portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price of a bond to changes in interest rates, taking into account the effects of structural complexities

(for example, some bonds can be prepaid by the issuer). Generally, duration is a measure of the expected life of a fixed income security on a cash flow basis. Duration takes the time intervals over which the interest and principal payments are scheduled and weights each by the present values of the cash to be received at the corresponding future point in time. For any fixed income security with interest payments occurring prior to the payment of principal, duration is always less than maturity. For example, a current coupon bond with a maturity of
3.5 years will have a duration of approximately three years. In general, the lower the stated or coupon rate of interest of a fixed income security, the longer its duration; conversely, the higher the stated or coupon rate of interest of a fixed income security, the shorter its duration.

     Because the Portfolio's investment objective is deemed to be "fundamental" under the 1940 Act, it can be changed only by a shareholder vote. Accordingly, approval of the Proposal will require the approval of the majority of the outstanding shares of the Portfolio, which means the affirmative vote of the lesser of (1) 67% of the shares of the Portfolio that are present at the Special Meeting, if the holders of more than 50% of the shares of the Portfolio outstanding as of the Record Date are present or represented by proxy at the Special Meeting, or (2) more than 50% of the shares of the Portfolio outstanding on the Record Date. If the vote required to approve the Proposal is not obtained, the Portfolio's investment objective will not be changed and Directors will consider what other actions to take in the best interests of the Portfolio. The Directors unanimously recommend that stockholders vote to approve the Proposal.

                               OTHER INFORMATION

INVESTMENT MANAGER, INVESTMENT ADVISER AND DISTRIBUTOR.

     The Portfolio's investment manager, Legg Mason Fund Adviser, Inc., a Maryland corporation and Western Asset, a California corporation, are each wholly owned subsidiaries of Legg Mason, Inc., 100 Light Street, P.O. Box 1476, Baltimore, MD 21203. Western Asset acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of December 31, 2004, Western Asset managed approximately $197.8 billion in client assets. Legg Mason, Inc. is a holding company which, through its subsidiaries, is engaged in providing securities brokerage, investment advisory, corporate and public finance, and mortgage banking services to individuals, institutions, corporations and municipalities, and the provision of other financial services. Legg Mason Wood Walker, Incorporated, 100 Light Street, P.O. Box 1476, Baltimore, Maryland 21203-1476, serves as distributor of the Fund's shares.

ANNUAL REPORT TO STOCKHOLDERS.

     The Fund's Annual Report for the fiscal year ended March 31, 2004 and Semi-Annual Report for the fiscal period ending September 30, 2004 contain financial and other information pertaining to each operative portfolio of the Fund (including the Portfolio). The Fund will furnish without charge to each person whose proxy is being solicited, upon request, a copy of the Annual Report and Semi-Annual Report. Requests for copies of the Annual Report and Semi-Annual Report should be directed to Western Asset Funds, Inc., c/o Legg Mason Institutional Funds, P. O. Box 17635, Baltimore, Maryland 21297-1635, or you may call 1-888-425-6432.

STOCKHOLDER PROPOSALS AT FUTURE MEETINGS.

     The Fund does not hold annual or other regular meetings of stockholders. Stockholder proposals to be presented at any future meeting of stockholders of the Fund must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting or presentation at the meeting. Such proposals must meet all applicable state and federal legal requirements.

ADJOURNMENT.

     If (i) a quorum is not present at the Special Meeting, (ii) even if a quorum is present, sufficient votes in favor of the Proposal are not received by the time scheduled for the Special Meeting, or (iii) the persons named as proxies judge that is advisable to defer action on the Proposal, then the persons named as proxies may propose one or more adjournments of the Special Meeting for up to 120 days from the Record Date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournments those proxies that they are entitled to vote in favor of the Proposal. They will vote against any such adjournments those proxies required to be voted against the Proposal. The costs of any additional solicitation and of any adjourned session will be borne by the Fund. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the Special Meeting as originally called.

OTHER BUSINESS.

     The Fund is not aware of any matters to be presented for action at the Special Meeting other than the Proposal. However, if any such other matters are properly presented, it is the intention of the persons designated in the enclosed proxy to vote in accordance with their judgment and discretion.

                                          By Order of the Board of Directors

                                          Lisa G. Mrozek, Secretary

March [  ], 2005

WESTERN ASSET FUNDS, INC.
WESTERN ASSET INTERMEDIATE BOND PORTFOLIO
(THE "PORTFOLIO")

                 SPECIAL MEETING OF STOCKHOLDERS - MAY 10, 2005
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            WESTERN ASSET FUNDS, INC.

The undersigned, revoking all prior proxies, hereby appoints James W. Hirschmann III, Lisa G. Mrozek and Ilene S. Harker, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend the Special Meeting of the stockholders of the Portfolio, a series of Western Asset Funds, Inc., a Maryland corporation (the "Fund"), to be held in the Board Room, Fifth Floor, 385 East Colorado Boulevard, Pasadena, California, on May 10, 2005, at 8:00 a.m., Pacific time, and at any adjournments thereof, and thereat to vote as indicated all shares of the common stock of the Portfolio which the undersigned would be entitled to vote if personally present with respect to the matter listed below, which is more fully described in the Proxy Statement of the Portfolio dated March [__], 2005, receipt of which is acknowledged by the undersigned.

                                        PLEASE SIGN, DATE AND RETURN PROMPTLY
                                              USING THE ENCLOSED ENVELOPE

                                        Date__________________, 2005

                                        ----------------------------------------




                                        ----------------------------------------
                                          Signature(s), (Title(s) if applicable)

                                        Please sign exactly as your name(s)
                                        appear(s) on the Proxy. Joint owners
                                        should sign personally. Trustees and
                                        other fiduciaries should indicate the
                                        capacity in which they sign. If a
                                        corporation, this signature should be
                                        that of an authorized officer who should state his or her title.

                                        Please fill in box(es) as shown using
                                        black or blue ink. [x]

                                        PLEASE DO NOT USE FINE POINT PENS.

WITH DISCRETIONARY POWER UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

--------------------------------------------------------------------------------
PROPOSAL 1. To approve a change to the Portfolio's      FOR    AGAINST   ABSTAIN
investment objective, such that the target average      [  ]    [  ]      [  ]
modified duration of the Portfolio would be expected
to range within 20% of the duration of its benchmark,
the Lehman Brothers Intermediate Government/Credit
Bond Index.
--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.